77Q1(e)

Amendment No. 2 to Management Agreement
between American Century Investment Trust and American Century Investment
Management, effective as of December 1, 2015
(filed electronically as Exhibit (d)(3) to Post-
Effective Amendment No. 55 to the Registrant's
Registration Statement on December 1, 2015,
File No. 33-65170 and incorporated herein by reference).